UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2020

Emerson Electric Co.

(Exact name of registrant as specified in its charter)

Missouri	1-278	43-0259330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 West Florissant Avenue, St. Louis, Missouri 63136

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (314) 553-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.50 par value per share	EMR	New York Stock Exchange
Chicago Stock Exchange
0.375% Notes due 2024	EMR 24	New York Stock Exchange
1.250% Notes due 2025	EMR 25A	New York Stock Exchange
2.000% Notes due 2029	EMR 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 27, 2020, Emerson Electric Co. (the “Company”) entered into a pricing agreement (the “Pricing Agreement”) dated April 27, 2020 (incorporating the Underwriting Agreement Standard Provisions dated April 27, 2020) with J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named in Schedule I thereto (together, the “Underwriters”), in connection with the public offering of $500 million aggregate principal amount of the Company’s 1.800% Notes due 2027 (the “2027 Notes”), $500 million aggregate principal amount of the Company’s 1.950% Notes due 2030 (the “2030 Notes” ) and $500 million aggregate principal amount of the Company’s 2.750% Notes due 2050 (the “2050 Notes” and, together with the 2027 Notes and the 2030 Notes, the “Notes”).

On April 29, 2020, the Company completed its public offering of the Notes. The Notes were issued pursuant to an indenture dated as of December 10, 1998 (the “Indenture”), between the Company and Wells Fargo Bank, National Association (successor to The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as The Bank of New York))), as trustee (the “Trustee”). The Trustee is a lender to us under our revolving credit agreement.

The Company expects the net proceeds from the sale of the Notes to be approximately $1,487.5 million before deducting estimated expenses of the offering. The Company expects to use the net proceeds primarily to repay its commercial paper borrowings and for general corporate purposes. The Notes are senior unsecured obligations and rank equally with all of the Company’s existing and future unsecured and unsubordinated debt. Prior to maturity, the Company may redeem any or all of the Notes at any time at the redemption prices described in the Notes. The Indenture provides for customary covenants and events of default.

The 2027 Notes bear interest at the rate of 1.800% per year. Interest on the 2027 Notes is payable on April 15 and October 15 of each year, beginning on October 15, 2020. The 2027 Notes will mature on October 15, 2027. The 2030 Notes bear interest at the rate of 1.950% per year. Interest on the 2030 Notes is payable on April 15 and October 15 of each year, beginning on October 15, 2020. The 2030 Notes will mature on October 15, 2030. The 2050 Notes bear interest at the rate of 2.750% per year. Interest on the 2050 Notes is payable on April 15 and October 15 of each year, beginning on October 15, 2020. The 2050 Notes will mature on October 15, 2050.

The offering of the Notes was made pursuant to the Registration Statement on Form S-3 (Registration No. 333-221668), the prospectus dated November 20, 2017, and the related prospectus supplement dated April 27, 2020. This Current Report on Form 8-K adds exhibits to that Registration Statement.

The above descriptions of the Underwriting Agreement Standard Provisions, the Pricing Agreement, the Indenture and the Notes are qualified in their entirety by reference to the Underwriting Agreement Standard Provisions, the Pricing Agreement, the Indenture and the forms of Notes, each of which is incorporated by reference into the Registration Statement. The Underwriting Agreement Standard Provisions, the Pricing Agreement, the Indenture and the 2027 Notes, 2030 Notes and 2050 Notes are attached hereto as Exhibits 1.1, 1.2, 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement Standard Provisions dated April 27, 2020.

Exhibit No.	Description of Exhibit

1.2

Pricing Agreement dated April 27, 2020 by and between Emerson Electric Co. and J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named in Schedule I thereto (included in Exhibit 1.1 above).

4.1

Indenture dated as of December 10, 1998, between the Company and Wells Fargo Bank, National Association, as successor trustee to The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as the Bank of New York)), as trustee, incorporated by reference to Emerson Electric Co. 1998 Form 10-K, File No. 1-278, Exhibit 4(b).

4.2	1.800% Notes due 2027.

4.3	1.950% Notes due 2030.

4.4	2.750% Notes due 2050.

5.1	Opinion of John A. Sperino, Esq.

23.1	Consent of John A. Sperino, Esq. (contained in Exhibit 5.1 above).

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2020	EMERSON ELECTRIC CO.

	By:	/s/ John A. Sperino
John A. Sperino
Vice President and Assistant Secretary